                                                                    EXHIBIT 99.1

                             [VION GRAPHIC OMITTED]

                       COMPANY CONTACT:   VION PHARMACEUTICALS, INC.
                                          Alan Kessman, Chief Executive Officer
                                          Howard B. Johnson, President and CFO
                                          (203) 498-4210

VION REPORTS 2005 YEAR-END AND FOURTH QUARTER FINANCIAL RESULTS

NEW HAVEN, CT, FEBRUARY 28, 2006 - VION PHARMACEUTICALS, INC. (NASDAQ CAPITAL
MARKET: VION) today announced results for the fourth quarter and the year ended
December 31, 2005.

The Company reported a net loss of $18.0 million, or $0.28 per share, for the year ended December 31, 2005, compared with a net loss of $16.1 million, or
$0.30 per share, for 2004. Weighted-average common shares outstanding for the years ended December 31, 2005 and December 31, 2004 were 65.2 million and 53.5 million, respectively. Total operating expenses were $19.8 million and $16.8 million for the years ended December 31, 2005 and 2004, respectively. The increase in operating expenses was primarily due to higher research and development expenses resulting from late-stage clinical development of
Cloretazine(R) (VNP40101M), including expenses not directly related to clinical trials, as well as preclinical development costs related to VNP40541 (formerly
KS119W).

"We are very proud of our accomplishments in 2005. This past year Vion reached a major milestone of launching a Phase III trial in relapsed acute myelogenous leukemia. In 2006 we are focused on accruing to this trial, initiating an additional pivotal Phase II in elderly AML, and continuing our push towards the approval of Cloretazine(R) (VNP40101M)," stated Alan Kessman, Chief Executive
Officer. "By advancing these two trials we hope to improve the lives of patients with AML and offer a positive contribution to the field of leukemia".

The net loss was $4.7 million, or $0.07 per share, for the fourth quarter of
2005, compared with a net loss of $5.2 million, or $0.09 per share, for the same period in 2004. Weighted-average common shares outstanding for the three months ended December 31, 2005 and 2004 were 66 million and 55.8 million, respectively.
Total operating expenses were $5.2 million and $5.4 million for the quarters ended December 31, 2005 and 2004, respectively.

The Company reported ending the year with $52.8 million in cash and cash equivalents.

Vion Pharmaceuticals, Inc. is developing small molecule cancer therapeutics.
Vion has two agents in clinical trials: Cloretazine(R) (VNP40101M) a unique sulfonylhydrazine alkylating agent, is being evaluated in a Phase III trial in combnation with cytarabine in relapsed acute

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myelogenous leukemia. Trials of Cloretazine(R) (VNP40101M) as a single agent in previously untreated elderly acute myelogenous leukemia and high-risk myelodysplastic syndrome, adult and pediatric brain tumors, small cell lung cancer and chronic lymphocytic leukemia, and in combination with temozolomide in hematologic malignancies, are also underway. Triapine(R), a potent inhibitor of a key step in DNA synthesis, is being evaluated in trials sponsored by the
National Cancer Institute. In preclinical studies, Vion is also evaluating
VNP40541 (formerly KS119W), a hypoxia-selective compound from the sulfonylhydrazine class, and heterocyclic hydrazones. The Company also is seeking development partners for TAPET(R), its modified Salmonella vector used to deliveR anticancer agents directly to tumors. For additional information on
Vion and its product development programs, visit the Company's Internet web site at www.vionpharm.com.

This news release contains forward-looking statements. Such statements are subject to certain risk factors which may cause Vion's plans to differ or results to vary from those expected, including Vion's ability to secure external sources of funding to continue its operations, the inability to access capital and funding on favorable terms, continued operating losses and the inability to continue operations as a result, its dependence on regulatory approval for its products, delayed or unfavorable results of drug trials, the possibility that favorable results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, the need for additional research and testing, and a variety of other risks set forth from time to time in Vion's filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Vion's Annual Report on Form 10-K for the year ended
December 31, 2004. Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                           Financial Statements Follow

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                           VION PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                THREE MONTHS ENDED                YEAR ENDED
                                                                   DECEMBER 31,                  DECEMBER 31,
(In thousands, except per share data)                           2005              2004        2005          2004
----------------------------------------------------------------------------------------------------------------------

Revenues:
     Technology license fees                                           $5             $4            $22           $26
     Research and laboratory support fees                              --             --              1           149
     Contract research grants                                          --             --             --           100
                                                           -----------------------------------------------------------
         Total revenues                                                 5              4             23           275
                                                           -----------------------------------------------------------

Operating expenses:
     Clinical trials                                                2,581          3,292          9,996         9,373
     Other research and development                                 1,803          1,264          6,609         4,434

                                                           -----------------------------------------------------------
         Total research and development                             4,384          4,556         16,605        13,807
     General and administrative                                       809            838          3,239         2,969

                                                           -----------------------------------------------------------
        Total operating expenses                                    5,193          5,394         19,844        16,776
                                                           -----------------------------------------------------------

Loss from operations                                              (5,188)        (5,390)       (19,821)      (16,501)

     Interest income                                                  539            193          1,828           547
     Interest expense                                                 (4)             --            (4)            --
     Other income (expense), net                                        6           (31)            (4)          (73)
                                                           -----------------------------------------------------------
Loss before income taxes                                          (4,647)        (5,228)       (18,001)      (16,027)

     Income tax provision (benefit)                                     8            (6)             40            28
                                                           -----------------------------------------------------------
Net loss                                                         ($4,655)       ($5,222)      ($18,041)     ($16,055)
                                                           ===========================================================

Basic and diluted loss per share                                  ($0.07)        ($0.09)        ($0.28)       ($0.30)
                                                           ===========================================================

Weighted-average number of shares
    of common stock outstanding                                    66,036         55,778         65,161        53,464
                                                           ===========================================================

                    CONDENSED CONSOLIDATED BALANCE SHEET DATA
                                   (UNAUDITED)

                                                                                         DEC. 31,     DEC. 31,
(In thousands)                                                                             2005         2004
----------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents                                                                    $52,762          $41,729
Total assets                                                                                  53,719           42,644
Total liabilities                                                                              5,080            6,429
Shareholders' equity                                                                          48,639           36,215
----------------------------------------------------------------------------------------------------------------------

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